UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

600 North Hurstbourne Parkway Suite 300 Louisville, Kentucky 40222 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 30, 2014, NTS Realty Holdings Limited Partnership (“NLP”) and its wholly-owned subsidiary, LSR Properties, LLC, entered into an Amendment to Loan Documents (the “Amendment”) with PNC Bank, National Association (“Bank”) amending NLP’s existing line of credit.  Pursuant to the Amendment, NLP’s existing line of credit is amended to:

•
increase the maximum availability under the line of credit from $10 million to $16 million, subject to the restrictions provided in the loan agreement including the quarterly borrowing base and other restrictions;

•
provide that the maximum amount of the loan outstanding shall not exceed 65% of NLP’s “eligible assets” (such term being defined as NLP’s wholly-owned, unencumbered real estate assets including any real estate assets purchased with proceeds of the loan);

•
provide that for purposes of calculating the values of NLP’s assets for calculating NLP’s Tangible Net Worth and Consolidated Leverage as required by the loan documents, the Bank may, in its discretion, rely on previously obtained appraisals or more current appraisals ordered by financial institutions and/or brokers and NLP’s estimate of valuation for 700 North Hurstbourne Parkway while under construction and lease-up;

•	provide that, for “eligible assets” NLP shall maintain as of the end of each fiscal quarter, on a trailing six month but annualized basis, a Debt Service Coverage Ratio of at least 1.50 to 1.00; and

•
provide that NLP shall maintain as of the end of each fiscal quarter, on a trailing four quarter basis derived from entity-level GAAP-based financial statements, an Entity Level Debt Service Coverage Ratio of at least 1.10 to 1.00.

Except as described above, all other terms and conditions of the loan documents relating to the line of credit  remain unchanged including the interest rate (LIBOR plus 2.5%) and maturity date (September 30, 2014).  Additionally, the line of credit remains collateralized by a mortgage in favor of the Bank on NLP's property known as “NTS Center.”  As of the date of this filing, $299,100 is outstanding under the line of credit.

NLP expects to use some of the availability under the line of credit to fund a portion of the consideration necessary to close the pending merger transaction contemplated by the terms of that certain Agreement and Plan of Merger dated as of February 25, 2014 (the “Merger Agreement”) among NTS Merger Parent, LLC, NTS Merger Sub, LLC, NTS Realty Capital, Inc., and NLP.  The merger transaction was previously announced by NLP and the Merger Agreement was attached as Exhibit 2.1 of NLP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference under this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President and CFO
Date:	June 5, 2014

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